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                                                                  Exhibit 99.(a)

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N E W S  B U L L E T I N G                   RE: STARWOOD FINANCIAL TRUST
                                                 114 AVENUE OF THE AMERICAS
           FROM:                                 27THE FLOOR
                                                 NEW YORK, NY 10036
THE FINANCIAL RELATIONS BOARD                    ASE: APT
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       BSMGWORLDWIDE

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FOR FURTHER INFORMATION:
AT THE COMPANY:

Spencer Haber
Sr. Vice President and CFO
(212) 930-9400

AT THE FINANCIAL RELATIONS BOARD:

Virginia St. John-Needham  Pamela King         Michaelle Burstin
General Inquiries          Investor Inquiries  Media Inquiries
(310) 442-0599             (212) 661-8030      (310) 442-0599
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FOR IMMEDIATE RELEASE
JULY 12, 1999

          STARWOOD FINANCIAL COMMENTS ON INCLUDSION IN RUSSELL INDICES

NEW YORK - July 12, 1999 - Starwood Financial Trust (ASE: APT), the leading publicly traded finance company focused exclusively on the commercial real estate industry, reported today that, based on recent announcements by the Frank Russell Company ("Russell"), Starwood Financial contacted Russell to review Starwood Financial's inclusion and relative weighting in various Russell equity indices. On Friday, July 9, Russell announced that it had decided to delete Starwood Financial from its Russell 1000 and Russell 3000 indices (the "Indices").

         In discussions today, Starwood Financial was advised by representatives of Russell that Russell had recently increased Starwood Financial's relative weighting in the Indices, apparently to take account of the approximately 26.2 million Class B Shares of Starwood Financial that are currently outstanding. Because those Class B Shares are convertible into only approximately 535,000 Class A Shares of Starwood Financial, the Indices' weighting would not reflect the capitalization of Starwood Financial, assuming the Class B Shares were converted.

         Starwood Financial, which had not been contacted about Friday's decision by Russell before it was announced, also learned that the decision to delete the Company from the Indices was based upon trading restrictions on the Company's common stock which were agreed to as part of the Company's planned merger with TriNet Corporate Realty Trust, Inc. ("TriNet"). The restrictions, which applied to Starwood Financial's principal shareholders and were effective during the period between the signing and closing of the merger, have been waived by TriNet. Starwood Financial's principal shareholders continue to be obligated to vote their shares in favor of the merger and have informed the Company that they have no intention to sell their shares in the foreseeable future.

         Based on the above factors, Starwood Financial believes that it will continue to be included in the Indices, with a relative weighting that reflects the total number of Class A Shares outstanding upon conversion of its Class B Shares.

         Starwood Financial is the leading publicly traded finance company focused exclusively on the commercial real estate industry. The company, which is taxed as a real estate investment

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STARWOOD FINANCIAL COMMENTS ON INCLUSION IN RUSSELL INDICES
PAGE 2 OF 3


trust, provides specialized mortgage, mezzanine and lease financing through its proprietary origination, acquisition and servicing platform. The company's mission is to maximize risk-adjusted returns on equity by providing innovative and value-added structured financing solutions to the real estate industry.

(Note: Statements in this press release which are not historical fact may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although Starwood Financial believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the company can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from Starwood Financial's expectations include completion of pending investments, continued availability to originate new investments, the availability and cost of capital for future investments, competition within the real estate industry, real estate and economic conditions, and other risks detailed from time to time in Starwood Financial's SEC reports.)

     For more information on Starwood Financial Trust, via fax at no charge, please call 1-800-PRO-INFO and enter ticker symbol APT.

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